UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada (State or other jurisdiction of incorporation)	001-33614 (Commission File Number 001-33614)	N/A (I.R.S. Employer Identification No.)

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.	Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement

Limited Waiver Agreement

On March 1, 2016, Ultra Petroleum Corp. (the “Company”), Ultra Resources, Inc., a wholly owned subsidiary of the Company (“Ultra Resources”), and UP Energy Corporation, a wholly owned subsidiary of the Company (“UP Energy”), entered into a certain Limited Waiver Agreement (the “RCF Waiver”) in connection with the unsecured revolving Credit Agreement, dated as of October 6, 2011 (as amended, supplemented or otherwise modified, the “Credit Agreement”, by and among Ultra Resources, as borrower, JPMorgan Chase Bank N.A., as administrative agent (the “Agent”), and the lenders party thereto (the “Lenders”). Pursuant to the RCF Waiver, the Agent and 100 percent of the Lenders agreed to waive certain specified defaults under the Credit Agreement, and to forbear from exercising their rights and remedies otherwise available under the Credit Agreement, until the earlier of (i) April 30, 2016; (ii) certain defaults or events of default under the RCF Waiver or the Credit Agreement, as applicable, which are not otherwise waived; and (iii) the occurrence of one or more other termination events specified in the RCF Waiver (the “Forbearance Period”). During the Forbearance Period, the outstanding indebtedness incurred pursuant to the Credit Agreement will accrue interest at the contract rate otherwise applicable to such debt, except that unpaid interest that comes due and payable during the Forbearance Period will accrue interest at the rate applicable thereto plus two (2) percent per annum.

The foregoing description of the RCF Waiver is a summary only and is qualified in its entirety by reference to the complete text of the RCF Waiver, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Waiver and Amendment to Master Note Purchase Agreement, Notes and Supplements

On March 1, 2016, Ultra Resources entered into a certain Waiver and Amendment to Master Note Purchase Agreement, Notes and Supplement (the “MNPA Waiver”) in connection with the Master Note Purchase Agreement dated as of March 6, 2008 (as amended, supplemented, or otherwise modified, the “MNPA”) with 100 percent of the holders of the unsecured senior notes issued by Ultra Resources. Pursuant to the MNPA Waiver, the noteholders agreed to waive certain specified defaults under the MNPA until the earlier of (i) April 30, 2016; (ii) certain defaults or events of default under the Waiver and Amendment or the MNPA, as applicable, which are not otherwise waived; and (iii) the occurrence of one or more other termination events specified in the MNPA Waiver (the “Termination Date”). Between March 1, 2016 and the Termination Date, the outstanding indebtedness under the Senior Notes will accrue interest at the contract rate otherwise applicable to such debt, except that unpaid interest and unpaid principal that comes due and payable between March 1, 2016 and the Termination Date will accrue interest at the rate applicable thereto plus two (2) percent per annum.

The foregoing description of the MNPA Waiver is a summary only and is qualified in its entirety by reference to the complete text of the MNPA Waiver, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

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Section 2.	Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the RCF Waiver and the MNPA Waiver is hereby incorporated into this Item 2.03 by reference.

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

On March 2, 2016, the Company issued a press release announcing the entry into the RCF Waiver and the MNPA Waiver, as described above in Item 1.01. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Limited Waiver Agreement, dated as of March 1, 2016, by and among Ultra Petroleum Corp., Ultra Resources, Inc., UP Energy Corporation, JPMorgan Chase Bank N.A., as administrative agent under the Credit Agreement, dated as of October 6, 2011, and the Lenders party thereto

10.2	Waiver and Amendment to Master Note Purchase Agreement, Notes and Supplement, dated as of March 1, 2016, by and among Ultra Resources, Inc. and the holders of the unsecured senior notes issued by Ultra Resources under the Master Note Purchase Agreement, dated as of March 6, 2008

99.1	News Release dated March 2, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

March 2, 2016	By:	/s/ Garrett B. Smith
Name: Garrett B. Smith
Title: Vice President and General Counsel

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